October 20, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of Loudeye Corp.’s Form 8-K and we agree with the statements made therein as they pertain to our firm.

Very truly yours,

/s/ Moss Adams LLP Seattle, WA